                                                                   Exhibit 10.01

                            364-DAY CREDIT AGREEMENT

                                      among

                         DUKE ENERGY FIELD SERVICES, LLC
                                       and
                     DUKE ENERGY FIELD SERVICES CORPORATION
                                  as Borrowers,

                          THE LENDERS IDENTIFIED HEREIN

                                       AND

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                                SUNTRUST BANK and
                              WACHOVIA BANK, N.A.,
                            as Co-Syndication Agents

                                       AND

                       THE ROYAL BANK OF SCOTLAND PLC and
                         UBS AG, CAYMAN ISLANDS BRANCH,
                           as Co-Documentation Agents

                           DATED AS OF MARCH 28, 2003

                                  Arranged by:

                          J.P. MORGAN SECURITIES INC.,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.................................................................     1
     1.1      Definitions....................................................................................     1
     1.2      Computation of Time Periods....................................................................    13
     1.3      Accounting Terms...............................................................................    13
     1.4      Time...........................................................................................    13

SECTION 2.  LOANS............................................................................................    14
     2.1      Revolving Committed Amount.....................................................................    14
     2.2      Letter of Credit Subfacility...................................................................    14
     2.3      Method of Borrowing for Loans..................................................................    19
     2.4      Funding of Loans...............................................................................    19
     2.5      Continuations and Conversions..................................................................    20
     2.6      Minimum Amounts................................................................................    20
     2.7      Reductions of Revolving Committed Amounts......................................................    21
     2.8      Notes..........................................................................................    21
     2.9      Joint and Several Liability of the Borrowers...................................................    21
     2.10     Limitation of Liability of Borrowers...........................................................    22
     2.11     Increases in Revolving Committed Amount........................................................    23

SECTION 3.  PAYMENTS.........................................................................................    24
     3.1      Interest.......................................................................................    24
     3.2      Prepayments....................................................................................    25
     3.3      Payment in full at Maturity....................................................................    25
     3.4      Fees...........................................................................................    26
     3.5      Place and Manner of Payments...................................................................    26
     3.6      Pro Rata Treatment.............................................................................    27
     3.7      Computations of Interest and Fees..............................................................    27
     3.8      Sharing of Payments............................................................................    28
     3.9      Evidence of Debt...............................................................................    29

SECTION 4.  ADDITIONAL PROVISIONS REGARDING LOANS............................................................    30
     4.1      Eurodollar Loan Provisions.....................................................................    30
     4.2      Capital Adequacy...............................................................................    32
     4.3      Compensation...................................................................................    32
     4.4      Taxes..........................................................................................    33
     4.5      Replacement of Lenders.........................................................................    35

SECTION 5.  CONDITIONS PRECEDENT.............................................................................    36
     5.1      Closing Conditions.............................................................................    36
     5.2      Conditions to Loans............................................................................    38

SECTION 6.  REPRESENTATIONS AND WARRANTIES...................................................................    39
     6.1      Organization and Good Standing.................................................................    39

     6.2      Due Authorization..............................................................................    39
     6.3      No Conflicts...................................................................................    39
     6.4      Consents.......................................................................................    40
     6.5      Enforceable Obligations........................................................................    40
     6.6      Financial Condition............................................................................    40
     6.7      Taxes..........................................................................................    40
     6.8      Compliance with Law............................................................................    41
     6.9      Use of Proceeds; Margin Stock..................................................................    41
     6.10     Government Regulation..........................................................................    41
     6.11     Solvency.......................................................................................    41
     6.12     Environmental Matters..........................................................................    41
     6.13     Subsidiaries...................................................................................    41
     6.14     Litigation.....................................................................................    42

SECTION 7.  AFFIRMATIVE COVENANTS............................................................................    42
     7.1      Information Covenants..........................................................................    42
     7.2      Preservation of Existence and Franchises.......................................................    44
     7.3      Books and Records..............................................................................    44
     7.4      Compliance with Law............................................................................    44
     7.5      Payment of Taxes and Other Indebtedness........................................................    45
     7.6      Maintenance of Property; Insurance.............................................................    45
     7.7      Use of Proceeds................................................................................    45
     7.8      Audits/Inspections.............................................................................    45
     7.9      Maintenance of Ownership.......................................................................    46
     7.10     Debt to Capitalization Ratio...................................................................    46
     7.11     Interest Coverage Ratio........................................................................    46

SECTION 8.  NEGATIVE COVENANTS...............................................................................    46
     8.1      Nature of Business.............................................................................    46
     8.2.     Liens..........................................................................................    46
     8.3      Consolidation and Merger.......................................................................    48
     8.4      Sale or Lease of Assets........................................................................    49
     8.5      Transactions with Affiliates...................................................................    49
     8.6      Indebtedness...................................................................................    49
     8.7      Restricted Payments............................................................................    49

SECTION 9.  EVENTS OF DEFAULT................................................................................    50
     9.1      Events of Default..............................................................................    50
     9.2      Acceleration; Remedies.........................................................................    52
     9.3      Allocation of Payments After Event of Default..................................................    53

SECTION 10.  AGENCY PROVISIONS...............................................................................    54
     10.1     Appointment....................................................................................    54
     10.2     Delegation of Duties...........................................................................    55
     10.3     Exculpatory Provisions.........................................................................    55
     10.4     Reliance on Communications.....................................................................    55

     10.5     Notice of Default..............................................................................    56
     10.6     Non-Reliance on Agent and Other Lenders........................................................    56
     10.7     Indemnification................................................................................    56
     10.8     Agent in Its Individual Capacity...............................................................    57
     10.9     Successor Agent................................................................................    57

SECTION 11.  MISCELLANEOUS...................................................................................    58
     11.1     Notices........................................................................................    58
     11.2     Right of Set-Off...............................................................................    58
     11.3     Benefit of Agreement...........................................................................    58
     11.4     No Waiver; Remedies Cumulative.................................................................    61
     11.5     Payment of Expenses, etc.......................................................................    61
     11.6     Amendments, Waivers and Consents...............................................................    62
     11.7     Counterparts/Telecopy..........................................................................    62
     11.8     Headings.......................................................................................    63
     11.9     Defaulting Lender..............................................................................    63
     11.10    Survival of Indemnification and Representations and Warranties.................................    63
     11.11    Governing Law; Venue...........................................................................    63
     11.12    Waiver of Jury Trial; Waiver of Consequential Damages..........................................    64
     11.13    Severability...................................................................................    64
     11.14    Further Assurances.............................................................................    64
     11.15    Entirety.......................................................................................    64
     11.16    Binding Effect; Continuing Agreement...........................................................    64
     11.17    Confidentiality................................................................................    65

SCHEDULES

Schedule 1.1      Commitment Percentages
Schedule 6.13     Material Subsidiaries
Schedule 8.2      Liens
Schedule 11.1     Notices

EXHIBITS

Exhibit 2.3       Form of Notice of Borrowing
Exhibit 2.5       Form of Notice of Continuation/Conversion
Exhibit 2.8       Form of Note
Exhibit 2.11      Commitment Acceptance
Exhibit 7.1(c)    Form of Officer's Certificate
Exhibit 11.3(b)   Form of Assignment Agreement

                            364-DAY CREDIT AGREEMENT

         THIS 364-DAY CREDIT AGREEMENT (this "Credit Agreement"), dated as of March 28, 2003, is entered into among DUKE ENERGY FIELD SERVICES, LLC, a Delaware limited liability company and DUKE ENERGY FIELD SERVICES CORPORATION, a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), the Lenders (as defined herein) and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Borrowers have requested that the Lenders make available to them a revolving credit facility in the aggregate amount of $350 million for the purposes set forth herein; and

         WHEREAS, the Lenders have agreed to provide the requested revolving credit facility to the Borrowers on the terms, and subject to the conditions, set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1.

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus, as applicable, (a) the Applicable Margin for Eurodollar Loans on and before Maturity Date or (b) the Applicable Margin for Eurodollar Loans subsequent to Maturity Date.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person and, with respect to the Borrowers, shall include ConocoPhillips and its Affiliates. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means JPMorgan Chase Bank, 1111 Fannin - 10th Fl., Houston, Texas 77002, or such other address as may be identified by written notice from the Agent to the Borrowers and the Lenders.

                  "Agent" means JPMorgan Chase Bank and any successors and assigns in such capacity.

                  "Applicable Margin" means, at any time, the rate per annum set forth in the table below opposite the Debt Rating of the Borrowers:

----------------------------------------------------------------------------------------------------------
                                                                  Applicable Margin     Applicable Margin
                                                                 for Base Rate Loans      for Eurodollar
                   Borrowers'           Applicable Margin for       on and before      Loans on and before
Pricing Level     Debt Rating             Commitment Fees           Maturity Date         Maturity Date
----------------------------------------------------------------------------------------------------------
      I           > or = A-/A3                .100%                      0%                   .875%
----------------------------------------------------------------------------------------------------------
      II          BBB+/Baa1                   .125%                      0%                  1.000%
----------------------------------------------------------------------------------------------------------
      III         BBB/Baa2                    .150%                    .25%                   1.25%
----------------------------------------------------------------------------------------------------------
      IV          BBB-/Baa3                   .200%                   .500%                  1.500%
----------------------------------------------------------------------------------------------------------
      V           < or = BB+/Ba1              .300%                   .750%                  1.750%
----------------------------------------------------------------------------------------------------------

                  The Applicable Margin for Base Rate Loans or Eurodollar Loans subsequent to the Maturity Date is the otherwise applicable rate per annum in the table above plus 1.25% per annum.

                  Notwithstanding the above, if at any time there is a split in Debt Ratings between S&P and Moody's, the lower Debt Rating (i.e. the higher pricing) will apply.

                  The Applicable Margin for Eurodollar Loans and the Commitment Fees shall, in each case, be determined and adjusted on the date (each a "Calculation Date") on which there is a change in the Borrowers' Debt Rating. Each determination of the Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all existing Eurodollar Loans and Letters of Credit as well as any new Eurodollar Loans made or Letters of Credit issued.

                  The Borrowers shall promptly deliver to the Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, information regarding any change in the Borrowers' Debt Rating that would change the existing Pricing Level pursuant to the preceding paragraph.

                  "Approved Officer" means the president, a vice president, the treasurer or the assistant treasurer of the Borrowers or such other representative of the Borrowers as may be designated by any one of the foregoing with consent of the Agent.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means, for any day, the rate per annum equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal

         Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

                  "Borrowers" means, subject to Section 2.10, Duke Energy Field Services, LLC, a Delaware limited liability company, and Duke Energy Field Services Corporation, a Delaware corporation, and "Borrower" means either of them.

                  "Borrowers Obligations" means, without duplication, all of the obligations of the Borrowers to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes, the LOC Documents or any of the other Credit Documents.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Businesses" has the meaning set forth in Section 6.12.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Change of Control" means that, as of any date, any "person" or "group" (within the meaning of section 13(d) or 14(d) of the Exchange Act) other than Duke Energy Corporation or ConocoPhillips, or their respective Subsidiaries, has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange
         Act), by way of merger, consolidation or otherwise, of 30% or more of the Voting Stock of a Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of a Borrower convertible into or exercisable for Voting Stock of a Borrower (whether or not such securities are then currently convertible or exercisable).

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means the commitment of each Lender with respect to the Revolving Committed Amount and "Commitments" means, collectively, all such commitments of the Lenders.

                  "Commitment Fees" has the meaning specified in Section 3.4(a).

                  "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage opposite such Lender's name on
         Schedule 1.1, as such percentage may be modified by assignment or increase in commitments in accordance with the terms of this Credit Agreement.

                  "Consolidated Capitalization" means, without duplication, the sum of (a) all of the shareholders' equity or net worth of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP (including preferred stock and preferred member interests, but excluding, if applicable, equity or net worth of TEPPCO Partners, L.P.) plus (b) the aggregate outstanding amount of all Equity Preferred Securities plus (c) Consolidated Indebtedness.

                  "Consolidated EBITDA" means, for any period, an amount equal to Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) taxes based on or measured by income, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) non-cash losses resulting from asset or goodwill impairment, (v) non-cash losses resulting from asset sales and (vi) the Adjustment Amount. The "Adjustment Amount" shall be an amount equal to (a) for the period of four consecutive fiscal quarters ending March 31, 2003, $60,000,000,
         (b) for the period of four consecutive fiscal quarters ending June 30, 2003, $23,000,000, (c) for the period of four consecutive fiscal quarters ending September 20, 2003, $10,000,000 and (d) for any period of four consecutive fiscal quarters ending on any date on or after December 31, 2003, $0.

                  "Consolidated Indebtedness" means, without duplication, all Indebtedness of the Borrowers and their Subsidiaries on a consolidated basis, other than (a) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) which is not set forth on the balance sheet of the Borrowers or their Subsidiaries, to the extent less than 25% of the total Indebtedness of the Borrowers and their Subsidiaries, (b) Indebtedness, if applicable, of TEPPCO Partners, L.P. and (c) the aggregate outstanding amount of all Equity Preferred Securities.

                  "Consolidated Interest Coverage Ratio" means the ratio of (i) Consolidated EBITDA for each period of four consecutive fiscal quarters, commencing with the four quarters ending March 31, 2003, to
         (ii) Interest Expense for such period.

                  "Consolidated Net Income" means, for any period, the net income of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that Consolidated Net Income shall not include (i) extraordinary gains or extraordinary losses and (ii) the cumulative effect of a change in accounting principles, all as reported in the Borrowers' consolidated statement(s) of income for the relevant period(s) prepared in accordance with GAAP.

                  "Corporate Conversion" means (a) the conversion of Duke Energy Field Services, LLC from a limited liability company to a "C" corporation or (b) the merger of Duke Energy Field Services LLC with and into Duke Energy Field Services Corporation.

                  "Credit Documents" means this Credit Agreement, the Notes, the LOC Documents, any Notice of Borrowing, any Notice of
         Continuation/Conversion and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Exposure" means, as applied to each Lender (a) at any time prior to the termination of the Commitments, the Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interest in the face amount of outstanding Letters of Credit.

                  "Debt Rating" means the long-term senior unsecured, non-credit enhanced debt rating of the Borrowers by S&P and Moody's.

                  "Debt to Capitalization Ratio" means, the ratio of (a) Consolidated Indebtedness to (b) Consolidated Capitalization.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement or (c) has been deemed insolvent by a court of competent jurisdiction or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                  "Eligible Assignee" means (a) a Lender and (b) any other Person approved by the Borrowers and the Agent (such approvals not to be unreasonably withheld or delayed); provided that (A) the Borrowers' consent is not required during the existence and continuation of an Event of Default and (B) neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Assignee.

                  "Equity Preferred Securities" means any securities, however denominated, (i) issued by the Borrowers or their Subsidiaries, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption,
         (iii) that are perpetual or that mature no earlier than 20 years from the date of issuance and no earlier than one year from the Maturity Date, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinated in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty and (v) the terms of which permit the deferral of interest or distributions thereon to a date occurring after the first anniversary of the Maturity Date.

                  "Environmental Laws" means any legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with a Borrower or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Borrower or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest at the Adjusted Eurodollar Rate.

                  "Eurodollar Rate" means with respect to any Eurodollar Loan, for the Interest Period applicable thereto, a rate per annum equal to the London Interbank Offered Rate.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities, as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined).

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Existing Credit Facility" means the credit facility evidenced by that certain 364-Day Credit Agreement, dated as of March 29, 2002, among the Borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent and all documents and instruments entered into in connection therewith.

                  "Existing Preferred Members' Interest" as reported under GAAP in Duke Energy Field Services, LLC's 10-K for the year ended December 31, 2002.

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Fee Letter" means that certain letter agreement, dated as of March 3, 2003, between the Agent and the Borrowers, as amended, modified, supplemented or replaced from time to time.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Government Acts" has the meaning specified in Section 2.2(k).

                  "Governmental Authority" means any Federal, state, local or foreign court, monetary authority or governmental agency, authority, instrumentality or regulatory body.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services purchased, (c) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to the property acquired, (d) all obligations of such Person under lease obligations which shall have been, or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee,
         (e) the face amount of all letter of credit  indebtedness  available to be drawn (other than letter of credit obligations relating to indebtedness included in Indebtedness pursuant to another clause of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder, (f) obligations secured by a Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset),
         (g) all guarantees of  Indebtedness  referred to in clauses (a) through
         (f) above, (h) all amounts payable by such Person in connection with mandatory redemptions or repurchases of preferred stock, (i) any obligations of such Person (in the nature of principal or interest) in respect of acceptances or similar obligations issued or created for the account of such Person and (j) all Off Balance Sheet Indebtedness of such Person.

                  "Interest Expense" means interest expense as would appear on a consolidated statement of income of the Borrowers and their Subsidiaries prepared in accordance with GAAP.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the first day of each fiscal quarter of the Borrowers, the Maturity Date and the Term Out Maturity Date, if applicable, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the Maturity Date and the Term Out Maturity Date, if applicable, and, in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the last day of each three-month period during such Interest Period. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means, with respect to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrowers may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions of Eurodollar Loans); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date (or, if the Borrowers choose to term out the then existing Loans pursuant to Section 3.3(b), the Term Out Maturity
         Date) and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Issuing Lender" means JPMorgan Chase Bank.

                  "Issuing Lender Fees" has the meaning set forth in Section 3.4(c)(ii).

                  "Letter of Credit" means a Letter of Credit issued for the account of the Borrowers or one of their Subsidiaries by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Letter of Credit Fees" shall have the meaning assigned to such term in Section 3.4(c)(i).

                  "Lender" means any Person identified as a Lender on the signature pages hereto and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, and any financial institution which becomes a Lender pursuant to Section 2.11, together with their successors or permitted assigns.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to Section 2.1 (or extended pursuant to Section 3.3(b)).

                  "LOC Committed Amount" means ONE HUNDRED MILLION DOLLARS ($100,000,000).

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is then available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum appearing on such other service as may be nominated by the British Bankers' Association as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified, the applicable rate shall be the arithmetic mean of all such rates.

                  "Mandatory Borrowing" has the meaning specified in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect on the business, financial positions or results of operations of the Borrowers and their Subsidiaries taken as a whole.

                  "Material Subsidiary" means any Subsidiary of the Borrowers that, together with its Subsidiaries, owns in excess of 10% of the consolidated assets of the Borrowers and their Subsidiaries.

                  "Maturity Date" means March 26, 2004.

                  "Merger" means the following transaction: (a) the merger of Phillips Gas Company Shareholder, Inc., a Subsidiary of ConocoPhillips and the parent of Phillips Gas Company, with and into Duke Energy Field Services Corporation and (b) the subsequent merger of Phillips Gas Company with and into Duke Energy Field Services Corporation.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which a Borrower or any ERISA Affiliate and at least one employer other than a Borrower or any ERISA Affiliate are contributing sponsors.

                  "Non-Excluded Taxes" has the meaning specified in Section 4.4(a).

                  "Notes" means the promissory notes of the Borrowers in favor of each of the Lenders evidencing the Loans provided pursuant to
         Section 2.1, individually or collectively, as appropriate, as such notes may be amended or modified from time to time and substantially in the form of Exhibit 2.8.

                  "Notice of Borrowing" means a request by the Borrowers for a Loan in the form of Exhibit 2.3.

                  "Notice of Continuation/Conversion" means a request by the Borrowers for the continuation or conversion of a Loan in the form of
         Exhibit 2.5.

                  "Off Balance Sheet Indebtedness" means any obligation of a Person that would be considered indebtedness for tax purposes but is not set forth on the balance sheet of such Person, including, but not limited to, (a) any synthetic lease, tax retention operating lease, off balance sheet loan or similar off-balance sheet financing product of such Person, (b) the aggregate amount of uncollected accounts receivables of such Person subject at such time to a sale of receivables (or similar transaction) and (c) obligations of any partnership or joint venture that is recourse to such Person.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Refinancings" means the refinancing of the Existing Preferred Members' Interests with (i) Equity Preferred Securities of Duke Energy Field Services, LLC having a coupon not greater than the coupon applicable to the Existing Preferred Members' Interest or (ii) common stock of Duke Energy Field Services, LLC.

                  "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, limited liability company or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is covered by ERISA and with respect to which a Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in New York City, New York as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Properties" has the meaning set forth in Section 6.12.

                  "Register" has the meaning set forth in Section 11.3(c).

                  "Regulation A, D, T, U, or X" means Regulation A, D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the aggregate Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time.

                  "Responsible Officer" means the president, chief financial officer or treasurer of either Borrower.

                  "Restricted Payment" means, with respect to either Borrower, any dividend or distribution of cash, property or assets in respect of its Capital Stock, or any purchase, redemption, retirement or other acquisition for value of any shares of its Capital Stock.

                  "Revolving Committed Amount" means three HUNDRED AND FIFTY MILLION Dollars ($350,000,000) as such amount may be reduced in accordance with Section 2.7 or increased in accordance with Section 2.11.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture, limited liability company or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of a Borrower or any ERISA

         Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan,
         (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA,
         (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which might reasonably constitute grounds under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (f) the complete or partial withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Term Out Maturity Date" has the meaning set forth in Section 3.3(b).

                  "Unused Commitment" means, for any period from the Closing Date to the Maturity Date, the amount by which (a) the Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding principal amount of all Loans plus the aggregate amount of outstanding LOC Obligations.

                  "Voting Stock" means all classes of the Capital Stock (or other voting interests) of such Person then outstanding and normally entitled to vote in the election of directors or other governing body of such Person.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.

         1.4      TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

                                   SECTION 2.

                                      LOANS

         2.1      REVOLVING COMMITTED AMOUNT.

         Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans to the Borrowers in Dollars, at any time and from time to time, during the period from the Effective Date to the Maturity Date (each a "Loan" and collectively the "Loans"); provided, however, that (a) the sum of the aggregate amount of Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (b) with respect to each individual Lender, such Lender's pro rata share of outstanding Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement, the Borrowers may borrow, repay and reborrow Loans.

         2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by a Borrower or conflict with any obligation of, or detract from any action which may be taken by the Borrowers or their Subsidiaries under this Credit Agreement), the Issuing Lender shall from time to time upon request issue, in Dollars, and the Lenders shall participate in, letters of credit (the "Letters of Credit") for the account of a Borrower or any of its Subsidiaries, from the Effective Date until the Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount, (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual Lender, the Lender's pro rata share of outstanding Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Borrower, or (y) a commercial letter of credit in respect of the purchase of goods or services by a Borrower in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least two Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit.

                  (c)      Participations.

                           (i) Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any request for a drawing or any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrowers. Unless a Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Loan at the Base Rate in the amount of the drawing as provided in subsection
         (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrowers shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrowers shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrowers may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party or the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the Lender received the notice regarding the unreimbursed drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrowers with respect thereto.

                  (e) Repayment with Loans. On any day on which a Borrower shall have requested, or been deemed to have requested, a Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the applicable Lenders that a Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2 or otherwise) pro rata based on each Lender's respective Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrowers; provided that notwithstanding such statement, the Borrowers shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrowers' reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (k)      Indemnification of Issuing Lender.

                           (i) In addition to its other obligations under this Credit Agreement, the Borrowers hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrowers and the Issuing Lender, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
                  (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrowers. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the Borrowers contained in this Section 2.2. The obligations of the Borrowers under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary contained in this subsection (k) or any of the Credit Documents, the Borrowers shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Borrowers in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP, the ISP98 or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

         2.3      METHOD OF BORROWING FOR LOANS.

         By no later than 11:00 a.m. (a) on the date of the requested borrowing of Loans that will be Base Rate Loans or (b) three Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans, the Borrowers shall submit a written Notice of Borrowing in the form of Exhibit 2.3 to the Agent setting forth (i) the amount requested, (ii) whether such Loans shall accrue interest at the Base Rate or the Adjusted Eurodollar Rate, (iii) with respect to Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (iv) certification that the Borrowers have complied in all respects with Section 5.2.

         2.4      FUNDING OF LOANS.

         Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Commitment Percentage of the requested Loans available to the Agent by 2:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address. The amount of the requested Loans will then be made available to the Borrowers by the Agent by crediting the account of the Borrowers on the books of such office of the Agent, to the extent the amount of such Loans are made available to the Agent.

         No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Loan that such Lender does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount within two Business Days to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (a) from the Borrowers at the applicable rate for such Loan pursuant to the Notice of Borrowing and (b) from a Lender at the Federal Funds Rate.

         2.5      CONTINUATIONS AND CONVERSIONS.

         The Borrowers shall have the option (subject to the limitations set forth below), on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrowers pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.5, in compliance with the terms set forth below, (b) if a Eurodollar Loan is continued or converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, then the Borrowers shall be subject to the provisions set forth in Section 4.3, (c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrowers no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (A) whether the Borrowers wish to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.6      MINIMUM AMOUNTS.

         Each request for a Loan or a conversion or continuation hereunder shall be subject to the following requirements: (a) each Eurodollar Loan shall be in a minimum amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof), (b) each Base Rate Loan shall be in a minimum amount of the lesser of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof) or the remaining amount available to be borrowed and (c) no more than ten Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered separate Eurodollar Loans.

         2.7      REDUCTIONS OF REVOLVING COMMITTED AMOUNTS.

         Upon at least five Business Days' notice, the Borrowers shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (a) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount, (b) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of the then outstanding Loans plus the aggregate amount of the then outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

         2.8      NOTES.

         The Loans made by the Lenders shall be evidenced by a duly executed promissory note of the Borrowers payable to each Lender in substantially the form of Exhibit 2.8 (the "Notes").

         2.9      JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

         Subject to Section 2.10:

                  (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all of the Borrowers Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction between them.

                  (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

                  (d) The provisions of this Section 2.9 are made for the benefit of the Lenders and their successors and assigns, and may be enforced by them from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshall any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Borrowers Obligations hereunder or to elect any other remedy. The provisions of this Section 2.9 shall remain in effect until all the Borrowers Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Borrowers Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.9 will forthwith be reinstated and in effect as though such payment had not been made.

                  (e) Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of either Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

                  (f) Each Borrower hereby appoints the other Borrower to act as its agent for all purposes under this Credit Agreement (including, without limitation, with respect to all matters relating to the borrowing and repayment of Loans) and agrees that (i) a Borrower may execute such documents on behalf of the other Borrower as it deems appropriate and the other Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Agent or a Lender to a Borrower shall be deemed delivered to both Borrowers and (iii) the Agent and the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by one Borrower on behalf of the other Borrower.

         2.10 LIMITATION OF LIABILITY OF BORROWERS. Notwithstanding anything in this Credit Agreement or in the Notes to the contrary, including without limitation, Section 2.9:

                  (a) Duke Energy Field Services Corporation shall have no rights or obligations as a Borrower, and will not be subject to the terms of the Credit Documents, until (i) consummation of the Merger or a Corporate Conversion and (ii) notification from the Borrowers to the Lenders that the Merger or a Corporate Conversion has occurred and that, going forward, Duke Energy Field Services Corporation will irrevocably have all of the rights and obligations of a Borrower, jointly and severally with Duke Energy Field Services, LLC, under the Credit Documents (including, without limitation, any Loans made prior to such notification) and will be subject to the terms of the Credit Documents.

                  (b) If the Merger occurs, the agreement by Duke Energy Field Services Corporation to become jointly and severally liable with Duke Energy Field Services, LLC for the indebtedness under the Credit Documents pursuant to subsection (a) above shall be accomplished in two phases: (i) initially, Duke Energy Field Services Corporation shall become directly liable for 69.7% of such indebtedness and shall become indirectly liable for 30.3% of such indebtedness through Phillips Gas Company ("PGC"), a Delaware corporation and, subsequent to the first step of the Merger, a wholly-owned Subsidiary of Duke Energy Field Services Corporation, in each case jointly and severally with Duke Energy Field Services, LLC, which shall remain jointly and severally liable for 100% of such indebtedness; and (ii) immediately thereafter, upon the merger of PGC with and into

         Duke Energy Field Services Corporation, Duke Energy Field Services Corporation shall become directly liable for the 30.3% of such indebtedness previously attributed to it through its ownership of PGC.

                  (c) On or after the date that, pursuant to subsection (a) or subsections (a) and (b) above, Duke Energy Field Services Corporation has become directly liable for 100% of the indebtedness, rights and obligations of a Borrower under the Credit Documents, the Borrowers may, upon written notice to the Lenders, release Duke Energy Field Services, LLC from its joint and several obligations under the Credit Documents; provided that if as a result of a Corporate Conversion Duke Energy Field Services LLC is converted into a "C" Corporation it shall not be released from its obligations hereunder. Thereafter, Duke Energy Field Services, LLC will have no rights or obligations under the Credit Documents, will no longer be subject to the terms of the Credit Documents (except as the terms thereof may relate to it if it constitutes a Material Subsidiary) and all obligations owing pursuant to the Credit Documents shall be the sole responsibility of Duke Energy Field Services Corporation.

                  (d) Notwithstanding the use of the term "Borrowers" as set forth in the Credit Documents: (i) prior to Duke Energy Field Services Corporation having any rights or obligations as a Borrower and being subject to the terms of the Credit Agreement, as set forth in clause (a) above, the terms "Borrowers" or "a Borrower" as used in the Credit Documents shall only mean a reference to Duke Energy Field Services, LLC and (ii) on and after the date that Duke Energy Field Services, LLC is released from liability, in accordance with clause (c) above, the terms "Borrowers" or "a Borrower" as used in the Credit Documents shall only mean a reference to Duke Energy Field Services Corporation.

         2.11     INCREASES IN REVOLVING COMMITTED AMOUNT

                  (a) At any time and from time to time, the Borrowers may, if they so elect, increase the Revolving Committed Amount (in an aggregate amount of not less than $5,000,000), either by designating one or more financial institutions not theretofore Lenders to become Lenders or by agreeing with one or more of the existing Lenders that such Lenders' Commitments shall be increased. Upon execution and delivery by the Borrowers and such Lenders or other financial institutions of an instrument (a "COMMITMENT ACCEPTANCE") substantially in the form of Exhibit J hereto, such existing Lenders shall have additional Commitments as therein set forth or such other financial institutions shall become Lenders with Commitments as therein set forth and with all rights and obligations of Lenders with Commitments as therein set forth; provided that no such increase shall be effective unless (i) the Agent shall have consented (such consent not to be unreasonably withheld or delayed) to the designation of any financial institution not theretofore a Lender (it being understood that no consent or approval from any other Lender shall be required), (ii) the aggregate amount of Commitment increases made pursuant to this Section
         2.11 shall not exceed $25,000,000, (iii) immediately before and after giving effect to such increase (x) no Default shall have occurred and be continuing and (y) the representations and warranties of the Borrowers set forth in Section 6 shall be true and correct in all material respects at and as if made as of the effective date of such increase in commitments (as set forth in the

         Commitment Acceptance) (the "INCREASE DATE") as applicable (except to the extent such representations and warranties expressly and exclusively relate to an earlier date), and (iv) the Borrowers shall have delivered to the Agent a copy of the Commitment Acceptance and such other evidence (which may include opinions of counsel) as it may request to confirm the Borrowers' due authorization of the transactions contemplated by this Section and the validity and enforceability of the Borrowers' obligation arising therefrom.

                  (b) If and to the extent any Loans are outstanding on the Increase Date, the Borrowers shall (A) at the end of the current Interest Period, in the case of outstanding Eurodollar Loans and (B) within one Business Days of the Increase Date, in the case of any other outstanding Loans, prepay or repay each such Loan then outstanding in its entirety and, to the extent that the Borrowers elect to do so and subject to the conditions specified in Section 5.2, the Borrowers shall re-borrow Loans from the applicable Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion.

                  (c) If and to the extent any LOC Obligations are outstanding on the Increase Date, each Lender whose Commitment has not been assumed or increased pursuant to Section 2.11(a) (the "NON-INCREASING LENDER") shall be deemed, without further action by any party hereto, to have sold to each Lender whose Commitment has been assumed or increased pursuant to clause Section 2.11(a) of this Section (an "INCREASED COMMITMENT LENDER") and each Increased Commitment Lender shall be deemed, without further action by any party hereto, to have purchased from each Non-Increasing Lender, a participation (on terms specified in Section 2.2) in each Letter of Credit in an amount such that after giving effect to all such purchases and sales all outstanding LOC Obligations are held by the Lenders in proportion to their respective Commitments after giving effect to such assumptions and increases.

                                   SECTION 3.

                                    PAYMENTS

         3.1      INTEREST.

                  (a)      Interest Rate.

                           (i) All Base Rate Loans shall accrue interest at the Base Rate.

                           (ii) All Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate applicable to such Eurodollar Loan.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default, all past due principal of and, to the extent permitted by law, past due interest on, the Loans and any other past due amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to one percent (1%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Loans that are Base Rate Loans plus one percent (1%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

         3.2      PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to Section 4.3; and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $10,000,000. Any payments made under this
         Section 3.2(a) shall be applied as the Borrowers may elect; provided that if the Borrowers fail to specify how a voluntary prepayment should be applied then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

                  (b) Mandatory Prepayments. If at any time (A) the amount of Loans outstanding plus the aggregate amount of LOC Obligations outstanding exceeds the Revolving Committed Amount or (B) the aggregate amount of LOC Obligations outstanding exceeds the LOC Committed Amount, the Borrowers shall immediately make a principal payment to the Agent in a manner and in an amount necessary to be in compliance with Sections 2.1 and 2.2, as applicable, and as directed by the Agent. All amounts required to be paid pursuant to this Section 3.2(b) shall be
         (i) applied first to Loans and then to a cash collateral account in respect of LOC Obligations, (ii) subject to Section 4.3 and (iii) applied first to Base Rate Loans and then to Eurodollar Loans in the direct order of Interest Period maturities.

         3.3      PAYMENT IN FULL AT MATURITY.

                  (a) Subject to Section 3.3(b) below, on the Maturity Date, the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing under this Credit Agreement, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

                  (b) On or before three Business Days prior to the Maturity Date, the Borrowers may, as long as no Default or Event of Default exists and is continuing, notify the Agent in writing (and the Agent shall promptly forward such notice to the Lenders) that, as of the Maturity Date, they are converting the outstanding Loans to a term loan which shall be due and payable in full on the date one year subsequent to the Maturity Date (the "Term Out Maturity Date"). It is understood and agreed that subsequent to the Maturity Date, (i) the Borrowers may no longer request, and the Lenders are no longer obligated to make or issue, new Loans or Letters of Credit, (ii) any amounts repaid may not be reborrowed, (iii) interest shall accrue on the outstanding Loans, at the option of the Borrowers, in accordance with the terms of Section 2.5 and, as set forth in the definition of Applicable Margin, the Applicable Margin for Eurodollar Loans subsequent to the Maturity Date shall apply and (iv) the Borrowers shall have the right to prepay all or a portion of the outstanding Loans in accordance with Section 3.2(a).

         3.4      FEES.

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders, the Borrowers agree to pay to the Agent, for the pro rata benefit of each Lender, a fee equal to the Applicable Margin for Commitment Fees on the Unused Commitment (the "Commitment Fees"). The accrued Commitment Fees shall be due and payable in arrears on the first Business Day after the end of each fiscal quarter of the Borrowers (as well as on the Maturity
         Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b)      Letter of Credit Fees.

                           (i) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrowers agree to pay to the Issuing Lender, for the pro rata benefit of each Lender, a per annum fee equal to the Applicable Margin for Eurodollar Loans on or before the Maturity Date on the aggregate stated amount for each Letter of Credit from the date of issuance to the date of expiration (the "Letter of Credit Fees"). The accrued Letter of Credit Fees shall be due and payable in arrears on the first Business Day after the end of each fiscal quarter of the Borrowers (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                           (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrowers shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to one-eighth of one percent (.125%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid on the date of issuance of any Letter of Credit and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         3.5      PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Borrower under this Credit Agreement shall be made without setoff, deduction or counterclaim and received not later than 2:00 p.m. on the date when due in Dollars and in immediately available funds by the Agent at the Agency Services Address. A Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Letters of Credit, fees or other amounts payable by a Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as it reasonably determines in its sole discretion). The Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute each payment to the applicable Lenders prior to 12:00 noon on the next succeeding Business Day.

Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall be made on the next preceding Business Day.

         3.6      PRO RATA TREATMENT.

                  (a) Loans/Fees. Except to the extent otherwise provided herein, all Loans, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Commitment Fees, each payment of Letter of Credit Fees, each reduction of the Revolving Committed Amount and each conversion or continuation of any Loans, shall be allocated pro rata among the applicable Lenders in accordance with their respective Commitment Percentages; provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.6 shall instead be payable to the Agent until the share of such Loan not funded by such Lender has been repaid and any interest owed by such Lender as result of such failure to fund has been paid; and provided further, that in the event any amount paid to any Lender pursuant to this Section 3.6 is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the written request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus one percent (1%) per annum.

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Lender pro rata in accordance with its Commitment Percentage; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the written request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus one percent (1%) per annum.

         3.7      COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans that are based upon the Prime Rate, on which interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.

                  (b) It is the intent of the Lenders and the Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrowers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and interest owing pursuant to such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.8      SHARING OF PAYMENTS.

         Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any Loan, any unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its pro rata share as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b)      The Agent shall maintain the Register pursuant to
         Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrowers and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the Register and subaccounts maintained pursuant to subsection (b) of this Section 3.9, and the entries made in the accounts maintained pursuant to subsection (a) of this Section 3.9, if consistent with the entries of the Agent, shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms hereof.

                                   SECTION 4.

                      ADDITIONAL PROVISIONS REGARDING LOANS

         4.1      EURODOLLAR LOAN PROVISIONS.

                  (a) Unavailability. If, on or prior to the first day of any Interest Period, (i) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that (A) Dollar deposits are not generally available in the London interbank Eurodollar market in the applicable principal amounts and Interest Period of a requested Eurodollar Loan or (B) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining Eurodollar Loans for such Interest Period (as conclusively certified by such Lenders), the Agent shall give notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. Upon delivery of such notice, (A) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (B) any Loans that were to have been converted to or continued as Eurodollar Loans shall be prepaid by the Borrowers or converted to or continued as Base Rate Loans and (C) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until the Agent has withdrawn such notice, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

                  (b) Change in Legality. Notwithstanding any other provision herein, if any change, after the date hereof, in any law, governmental rule, regulation, guideline or order (including the introduction of any new law or governmental rule, regulation, guideline or order) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan then, by written notice to the Borrowers and to the Agent, such Lender may:

                           (i)      declare that Eurodollar Loans and
                  conversions to or continuations of Eurodollar Loans, will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for, or for conversion into or continuation of, Eurodollar Loans shall, as to such Lender only, be deemed a request for, or for conversion into or continuation of, Base Rate Loans, unless such declaration shall be subsequently withdrawn; and

                           (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans in which event all such Eurodollar Loans shall be converted to Base Rate Loans either (A) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender can lawfully continue to maintain and fund such Eurodollar Loan or (B) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Eurodollar Loan to such day.

                  (c) Requirements of Law. If at any time a Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, the commitment to make or the maintaining of any Eurodollar Loan because of (i) any change after the date hereof in any law, governmental rule, regulation, guideline or order (including the introduction of any new law or governmental rule, regulation, guideline or order) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, including, without limitation, the imposition, modification or deemed applicability of any reserves, deposits or similar requirements (such as, for example, but not limited to, a change in official reserve requirements) or (ii) other circumstances affecting the London interbank Eurodollar market; then the Borrowers shall pay to such Lender promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender may determine in its sole discretion) as may be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.1(c), it shall provide prompt notice thereof to the Borrowers, through the Agent, certifying (A) that one of the events described in this Section 4.1(c) has occurred and describing in reasonable detail the nature of such event, (B) as to the increased cost or reduced amount resulting from such event and (C) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof provided that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date such Lender first notifies the Borrowers of its intention to demand compensation therefor under this Section.

                  (d) Regulation D Compensation. In the event that a Lender is required to maintain reserves of the type contemplated by the definition of "Eurodollar Reserve Percentage", such Lender may require the Borrowers to pay, contemporaneously with each payment of interest on the Eurodollar Loans, additional interest on the related Eurodollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Eurodollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrowers and the Agent, in which case such additional interest on the Eurodollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall notify the Borrowers at least three Business Days prior to each date on which interest is payable on the Eurodollar Loans of the amount then due it under this Section. Each such notification shall be accompanied by such information as the Borrowers may reasonably request.

         Each determination and calculation made by a Lender under this Section
4.1 shall, absent manifest error, be binding and conclusive on the parties hereto. Any conversions of Eurodollar Loans made pursuant to this Section 4.1 shall subject the Borrowers to the payments required by

Section 4.3 to the extent applicable. This Section shall survive termination of this Credit Agreement and the other Credit Documents and payment of the Loans and all other amounts payable hereunder.

         4.2      CAPITAL ADEQUACY.

         If any Lender has determined that the adoption or becoming effective, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (after the date hereof), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its parent corporation) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender (or its parent corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender (which shall include the basis and calculations in reasonable detail supporting the compensation requested in such notice), and receipt by the Borrowers of such written notice from such Lender (with a copy to the Agent) the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after tax basis (after taking into account applicable deductions and credits in respect of the amount so indemnified) for such reduction provided that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date such Lender first notifies the Borrowers of its intention to demand compensation therefor under this Section. Each determination by any Lender of amounts owing under this Section 4.2 shall, absent manifest error, be conclusive and binding on the parties hereto. The covenants of this Section 4.2 shall survive termination of this Credit Agreement and the other Credit Documents and the payment of the Loans and all other amounts payable hereunder.

         4.3      COMPENSATION.

         The Borrowers promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrowers in making any prepayment of a Eurodollar Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement, (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto and (d) the payment, continuation or conversion of a Eurodollar Loan on a day which is not the last day of the Interest Period applicable thereto or the failure to repay a Eurodollar Loan when required by the terms of this Credit Agreement. Such indemnification may include an amount equal to (i) an amount of interest calculated at the Eurodollar Rate which would have accrued on the amount in question, for the period from the date of such prepayment or of such failure to borrow, convert, continue or repay to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.3, it shall provide prompt notice thereof to the Borrower, through the Agent, as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. The covenants in this Section 4.3 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.4      TAXES.

                  (a) Except as provided below in this Section 4.4, all payments made by the Borrowers under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrowers shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 4.4 whenever any Non-Excluded Taxes are payable by the Borrowers, and (B) as promptly as possible after requested, the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 4.4 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i)      (A)       on or before the date of any
                                    payment by the Borrowers under this Credit
                                    Agreement or the Notes to such Lender,
                                    deliver to the Borrowers and the Agent (x) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or any successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                    (B)       deliver to the Borrowers and the
                                    Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                    (C)       obtain such extensions of time for
                                    filing and complete such forms or
                                    certifications as may reasonably be
                                    requested by the Borrowers or the Agent; or

                           (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrowers (for the benefit of the Borrowers and the Agent) that it is not a bank within the meaning of Section 881 (c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrowers, on or before the date of any payment by the Borrowers, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrowers and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         4.5      REPLACEMENT OF LENDERS.

         The Agent and each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 4.1 through 4.4 above to the greatest extent practicable (including transferring the Loans to another lending office or Affiliate of a Lender) unless, in the opinion of the Agent or such Lender, such efforts would be likely to have an adverse effect upon it. In the event a Lender makes a request to the Borrowers for additional payments in accordance with Section 4.1,
4.2 or 4.4, or suspends Eurodollar Loans under Section 4.1, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrowers may, at their own expense (such expense to include any transfer fee payable to the Agent under Section 11.3(b) and any expense pursuant to Section
4) and in its sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrowers or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 4.1 through 4.4.

                                   SECTION 5.

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement is subject to satisfaction (or waiver) of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes and
         (iii) all other Credit Documents, each in form and substance acceptable to the Lenders.

                  (b)      Organizational Documents.

                           (i) Receipt by the Agent of the following with respect to Duke Energy Field Services, LLC:

                                    (A)      Certificate of Formation. A copy of
                           the certificate of formation of such Borrower certified to be true and complete by the appropriate Governmental Authority of the State of Delaware and certified by an authorized officer of such Borrower to be true and correct as of the Effective Date.

                                    (B)      LLC Agreement. A copy of the LLC
                           Agreement of such Borrower certified by an authorized officer of such Borrower to be true and correct as of the Effective Date.

                                    (C)      Resolutions. Copies of resolutions
                           of the members of such Borrower approving and adopting the Credit Documents to which such Borrower is a party, the transactions contemplated therein and authorizing execution and delivery thereof and certified by an authorized officer of such Borrower to be in full force and effect as of the Effective Date.

                                    (D)      Good Standing. Copies of
                           certificates of good standing, existence or their equivalent with respect to such Borrower certified as of a recent date by the appropriate Governmental Authorities of the State of Delaware.

                                    (E)      Incumbency. An incumbency
                           certificate certified by an authorized officer to be true and correct as of the Effective Date.

                           (ii) Receipt by the Agent of the following with respect to Duke Energy Field Services Corporation:

                                    (A)      Charter Documents. Copies of the
                           articles or certificates of incorporation or other charter documents of such Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the State of Delaware and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Effective Date.

                                    (B)      Bylaws. A copy of the bylaws or
                           other governing documents of such Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Effective Date.

                                    (C)      Resolutions. Copies of resolutions
                           of the Board of Directors of such Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower to be true and correct and in force and effect as of the Effective Date.

                                    (D)      Good Standing. Copies of
                           certificates of good standing, existence or its equivalent with respect to such Borrower certified as of a recent date by the appropriate Governmental Authorities of the State of Delaware.

                                    (E)      Incumbency. An incumbency
                           certificate of such Borrower certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (c) Opinion of Counsel. Receipt by the Agent of an opinion from legal counsel to the Borrowers, addressed to the Agent on behalf of the Lenders and dated as of the Effective Date, in form and substance satisfactory to the Agent.

                  (d) Financial Statements. Receipt by the Lenders of such financial information regarding the Borrowers as the Lenders may reasonably request, including receipt, not later than five Business Days prior to the Closing Date, of the audited consolidated balance sheet of Duke Energy Field Services, LLC and its subsidiaries for the fiscal year ended December 31, 2002 and the related statements of cash flows, capitalization and retained earnings for such fiscal year.

                  (e) Fees and Expenses. Payment by the Borrowers of all fees and expenses owed by it to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

                  (f) Litigation. As of the Closing Date, there shall be no material actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or threatened against a Borrower which are likely to be decided adversely to such Borrower and if so decided would have a Material Adverse Effect.

                  (g) Material Adverse Effect. As of the Closing Date, no event or condition shall have occurred since December 31, 2002 that would have or would be reasonably expected to have a Material Adverse Effect.

                  (h) Borrowers' Certificate. The Agent shall have received a certificate or certificates executed by an Approved Officer of the Borrowers, on behalf of the Borrowers, as of the Closing Date stating that (i) the Borrowers are in compliance with all existing financial obligations, unless such non-compliance would not have a Material Adverse Effect, (ii) no action, suit, investigation or proceeding is pending or, to such officer's knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect a Borrower or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding is likely to be adversely determined and if adversely determined would have a Material Adverse Effect, (iii) the financial statements and information delivered to the Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP, (iv) the amount of Off Balance Sheet Indebtedness of the Borrowers as of December 31, 2002, as set forth on a schedule attached thereto, is true and correct and (v) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein to occur on such date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on and as of the date made.

                  (i) Existing Credit Facility. All loans and obligations under the Existing Credit Facility shall have been paid in full and all commitments thereunder shall have terminated.

                  (j) Other Facilities. Receipt by the Administrative Agent of evidence satisfactory to it of receipt of commitments totaling at least $100,000,000 from lenders under additional facilities having terms no more favorable to such lenders than the terms of this Agreement are to the Lenders, except as to (x) the all-in-costs of such additional facilities, which shall be substantially comparable to those under this Agreement and (y) maturity.

                  (k) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

                  (l) Minimum Commitments. The aggregate amount of Commitments of all Lenders on the Closing Date shall be not less than $325,000,000.

         5.2      CONDITIONS TO LOANS.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit (and the Lenders shall not be obligated to participate in any Letter of Credit) unless:

                  (a)      Request. The Borrowers shall have timely delivered
         (i) in the case of any new Loan, to the Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in
         Section 2.1 and (ii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2.

                  (b) Representations and Warranties. The representations and warranties made by the Borrowers in this Credit Agreement are true and correct in all material respects at and as if made as of the date of the funding of the Loans or the issuance of the Letters of Credit, as applicable (except to the extent such representations and warranties expressly and exclusively relate to an earlier date).

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                  (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) the sum of LOC Obligations outstanding shall not exceed the LOC Committed Amount.

         The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in subsections (b), (c) and (d) above.

                                   SECTION 6.

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers hereby represents and warrants to each Lender that:

         6.1      ORGANIZATION AND GOOD STANDING.

         Each Borrower (a) is a limited liability company or a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified and in good standing as a foreign limited liability company or corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.2      DUE AUTHORIZATION.

         Each Borrower (a) has the requisite power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary corporate, partnership or limited liability company action to execute, deliver and perform this Credit Agreement and the other Credit Documents.

         6.3      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated herein and therein, nor performance of and compliance with the terms and provisions hereof and thereof by each Borrower will (a) violate or conflict with any provision of its organizational documents or bylaws, (b) materially violate, contravene or conflict with any law (including without limitation, the Public Utility Holding Company Act of 1935, as amended), regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) materially violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties.

         6.4      CONSENTS.

         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents that has not been obtained.

         6.5      ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.6      FINANCIAL CONDITION.

         The financial statements delivered to the Lenders pursuant to Section 5.1(d) and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP (subject to the provisions of Section 1.3) and (ii) present fairly the financial condition, results of operations and cash flows of the Borrowers as of such date and for such periods (subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes).

         6.7      TAXES.

         Each Borrower and each of its Material Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except (a) for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (b) where such nonfiling or nonpayment would not have a Material Adverse Effect.

         6.8      COMPLIANCE WITH LAW.

         Each Borrower and each of its Material Subsidiaries is in compliance with all laws, rules, regulations, orders, decrees and requirements of Governmental Authorities applicable to it or to its properties (including, without limitation, ERISA, the Code and Environmental Laws), except (a) where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (b) such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

         6.9      USE OF PROCEEDS; MARGIN STOCK.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.7. None of such proceeds will be used for the purpose of (a) purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, (b) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock",
(c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X or (d) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

         6.10     GOVERNMENT REGULATION.

         Each Borrower is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended. Neither Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.

         6.11     SOLVENCY.

         Each Borrower is and, after the consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.12     ENVIRONMENTAL MATTERS.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect: (a) each of the properties of the Borrowers (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, (b) there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrowers (the "Businesses"), and (c) there are no conditions relating to the Businesses or Properties that would reasonably be expected to give rise to a liability under any applicable Environmental Laws.

         6.13     SUBSIDIARIES.

         Set forth on Schedule 6.13 is a list of all Material Subsidiaries of the Borrowers.

         6.14     LITIGATION.

         There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge either of the Borrowers, threatened against a Borrower which (a) are likely to be decided adversely against a Borrower and (b) if so decided would have or would reasonably be expected to have a Material Adverse Effect.

                                   SECTION 7.

                              AFFIRMATIVE COVENANTS

         Each Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Borrowers will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 95 days after the close of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year, together with a related consolidated income statement and related statements of cash flows, capitalization and retained earnings for such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be audited by independent certified public accountants of recognized national standing and whose opinion, which shall be furnished to the Agent, shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur); provided that the Borrowers' Form 10-K Annual Report as filed with the Securities and Exchange Commission, without exhibits, will satisfy the requirements of this Section 7.1(a).

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each fiscal quarter of the Borrowers (other than the fourth fiscal quarter) a consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal quarter, together with a related consolidated income statement and related statement of cash flows for such fiscal quarter in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, and accompanied by a certificate of an Approved Officer of the Borrowers to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrowers and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments to same; provided that the Borrowers' Form 10-Q Quarterly Report as filed with the Securities and Exchange Commission, without exhibits, will satisfy the requirements of this Section 7.1(b).

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Approved Officer of the

         Borrowers, substantially in the Form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Sections 7.10 and 7.11 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto, (iii) setting forth the amount of Off Balance Sheet Indebtedness of the Borrowers as of the end of each such fiscal period and (iv) updating Schedule 6.13 with respect to Material Subsidiaries, if appropriate.

                  (d) Reports. Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Borrower shall send to its equityholders.

                  (e) Notices. Within five days after any officer of a Borrower with responsibility relating thereto obtaining knowledge thereof, the Borrowers will give written notice to the Agent immediately of (i) the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrowers propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Borrowers: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Borrower the claim of which is likely to be decided adversely to such Borrower and, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect or (B) the institution of any proceedings against a Borrower with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental Law) that is likely to be decided adversely to a Borrower and, if adversely decided, would have a Material Adverse Effect.

                  (f) ERISA. Upon a Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrowers will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, a Termination Event if such Termination Event would have a Material Adverse Effect; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would have or would be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by an officer of a Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken with respect thereto. Promptly upon request, each Borrower shall furnish the Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (g) Debt Rating Changes. Upon any change in its Debt Rating, the Borrowers shall promptly deliver such information to the Agent.

                  (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrowers and their Subsidiaries as the Agent or any Lender may reasonably request.

         Information required to be delivered pursuant to this Sections 7.1(a), 7.1(b) and 7.1(d) shall be deemed to have been delivered on the date on which the Borrowers provide notice to the Lenders that such information has been posted on the Securities and Exchange Commission website on the Internet at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 7.1(c) and
(ii) the Borrowers shall deliver paper copies of the information referred to in Sections 7.1(a), 7.1(b) and 7.1(d), to any Lender that requests such delivery.

         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each Borrower will, and will cause each Material Subsidiary to, do all things necessary to preserve and keep in full force and effect its existence and rights, franchises and authority; provided, however, that, subject to Section 8.3, a Borrower shall not be required to preserve any such existence, right or franchise if it in good faith determines that preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Lenders.

         7.3      BOOKS AND RECORDS.

         Each Borrower will keep, and will cause its Material Subsidiaries to keep, complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4      COMPLIANCE WITH LAW.

         Each Borrower will comply, and will cause each Material Subsidiary to comply, with all laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property, if
(a) the failure to comply would have or would be reasonably expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

         7.5      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each Borrower will, and will cause each Material Subsidiary to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due; provided, however, that no Borrower shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which (i) is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP or (ii) the nonpayment of which would not have a Material Adverse Effect.

         7.6      MAINTENANCE OF PROPERTY; INSURANCE.

                  (a) Each Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) Each Borrower will, and will cause each of its Material Subsidiaries to, maintain (either in the name of such Borrower or in such Material Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that self-insurance by a Borrower or any such Material Subsidiary shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrowers or such Material Subsidiary operates self-insure.

         7.7      USE OF PROCEEDS.

         The proceeds of the Loans may be used solely (a) to repay any amounts owing under the Existing Credit Facility, (b) to provide credit support for each Borrower's commercial paper and (c) for working capital and other general corporate purposes of each Borrower. The Borrowers will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

         7.8      AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Borrower will, and will cause its Material Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect each Borrower's and its Material Subsidiaries' property, including its books and records, its accounts receivable and inventory, each Borrower's and its Material Subsidiaries' facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of each Borrower and its Material Subsidiaries.

         7.9      MAINTENANCE OF OWNERSHIP.

         Each Borrower will maintain ownership of all Capital Stock of each Material Subsidiary, directly or indirectly, free and clear of all Liens except as permitted by Section 8.3. The Borrowers will take such action as necessary to ensure that, on and after the date of the Merger, Duke Energy Field Services, LLC will be (and will remain) a wholly owned Subsidiary, direct or indirect, of Duke Energy Field Services Corporation unless Duke Energy Field Services, LLC is merged with and into Duke Energy Field Services Corporation.

         7.10     DEBT TO CAPITALIZATION RATIO.

         The Debt to Capitalization Ratio shall, at all times, be less than or equal to the following:

                  (a) From the Effective Date until but not including the earlier of (i) the date on which the Merger is consummated and (ii) the date on which a Corporate Conversion occurs, .53 to 1.0; and

                  (b) From the earlier of (i) the date on which the Merger is consummated and (ii) the date on which a Corporate Conversion occurs and thereafter, .57 to 1.0.

         7.11     INTEREST COVERAGE RATIO.

         The Consolidated Interest Coverage Ratio shall, as at the end of each fiscal quarter, be equal to or greater than 2.5:1.0.

                                   SECTION 8.

                               NEGATIVE COVENANTS

         Each Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit shall have terminated:

         8.1      NATURE OF BUSINESS.

         The Borrowers will not, and will not permit any of their Material Subsidiaries to, materially alter the character of their business on a consolidated basis from that conducted as of the Closing Date.

         8.2.     LIENS.

         A Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it or any of its Material Subsidiaries, except for the following:

                  (a) Liens granted by such Borrower or any Material Subsidiary existing on the date of this Credit Agreement securing Indebtedness outstanding on the date of this Credit Agreement as set forth on Schedule 8.2.

                  (b) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Borrower or any Material Subsidiary and not created in contemplation of such event.

                  (c) any Lien existing on any asset prior to the acquisition thereof by a Borrower or any Material Subsidiary and not created in contemplation of such acquisition.

                  (d) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof.

                  (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 8.2; provided that such Indebtedness is not increased and is not secured by any additional assets.

                  (f) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

                  (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and interest owners of oil and gas production and other Liens imposed by law, created in the ordinary course of business and for amounts not past due for more than 60 days or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

                  (h) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts.

                  (i) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property.

                  (j) Liens with respect to judgments and attachments which do not result in an Event of Default.

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                  (k)      Liens, deposits or pledges to secure the performance
         of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other obligations arising in the ordinary course of business.

                  (l) rights of first refusal entered into in the ordinary course of business.

                  (m) Liens consisting of any (i) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of a Borrower or any Material Subsidiary or to use such property in any manner which does not materially impair the use of such property for the purpose for which it is held by a Borrower or any such Material Subsidiary, (ii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (iii) zoning laws, ordinances or municipal regulations.

                  (n) liens on deposits required by any Person with whom a Borrower or any Material Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business.

                  (o) liens on assets in connection with asset securitizations entered into by a Borrower or one of its Subsidiaries as long as such liens do not secure indebtedness exceeding $400,000,000, in the aggregate, at any one time.

                  (p) other Liens, including Liens imposed by Environmental Laws, arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $100,000,000 at any time and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

         8.3      CONSOLIDATION AND MERGER.

         A Borrower will not, and will not permit any of its Material Subsidiaries to, (a) enter into any transaction of merger or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that: (i) a Person (including a Subsidiary of a Borrower) may be merged or consolidated with or into a Borrower so long as (A) such Borrower shall be the continuing or surviving entity, (B) no Default or Event of Default shall exist or be caused thereby and (C) such Borrower is not downgraded by S&P or Moody's as a result of such transaction to a rating below BBB- or Baa3, as applicable, (ii) a Material Subsidiary may merge with or into another Subsidiary of a Borrower and (iii) a Corporate Conversion can occur as long as the Agent receives, on behalf of the Lenders, such documents, instruments, resolutions and opinions as the Agent may reasonably require to ensure that (A) each Borrower remains liable for the Borrowers Obligations in accordance with the terms hereof and (B) all of the rights and remedies of the Lenders under the Credit Documents remain in full force and effect.

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

         8.4      SALE OR LEASE OF ASSETS.

         During the term of this Credit Agreement, a Borrower will not, directly or indirectly, convey, sell, lease, transfer or otherwise dispose of assets, business or operations with an aggregate book value in excess of twenty-five percent (25%) of its consolidated total assets, as determined in accordance with GAAP, as calculated as of the end of the most recent fiscal quarter.

         8.5      TRANSACTIONS WITH AFFILIATES.

         A Borrower will not, and will not permit any Material Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any officer, director, employee or Affiliate (other than a wholly-owned Subsidiary) unless any and all such transactions between such Borrower and its Material Subsidiaries on the one hand and any officer, director, employee or Affiliate (other than a wholly-owned Subsidiary) on the other hand, shall be on an arms-length basis and on terms no less favorable to such Borrower or such Material Subsidiary than could have been obtained from a third party who was not an officer, director, employee or Affiliate (other than a wholly-owned Subsidiary); provided that the foregoing provisions of this Section shall not
(a) prohibit a Borrower and each Material Subsidiary from declaring or paying any Restricted Payment or lawful dividend or distribution otherwise permitted hereunder, (b) prohibit a Borrower or a Material Subsidiary from providing credit support for its Subsidiaries as it deems appropriate in the ordinary course of business, (c) prohibit a Borrower or a Material Subsidiary from engaging in a transaction or transactions that are not on an arms-length basis or are not on terms as favorable as could have been obtained from a third party, provided that such transaction or transactions occurs within a related series of transactions, which, in the aggregate, are on an arms-length basis and are on terms as favorable as could have been obtained from a third party or (d) prohibit a Borrower or a Material Subsidiary from engaging in non-material transactions with any Subsidiary that are not on an arms-length basis or are not on terms as favorable as could have been obtained from a third party but are in the ordinary course of such Borrower's or Material Subsidiary's business, so long as, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

         8.6      INDEBTEDNESS.

         The Borrowers will not permit the amount of Indebtedness of the Subsidiaries of the Borrowers (excluding Duke Energy Field Services LLC, if applicable) to exceed ten percent (10%) of all Indebtedness of the Borrowers and their Subsidiaries on a consolidated basis.

         8.7      RESTRICTED PAYMENTS.

         The Borrowers will not declare or make, or agree to pay or make, directly or indirectly any Restricted Payment, except:

                  (a) Restricted Payments to the parents of the Borrowers for federal, state and local income tax obligations payable by either such parent (or other members of their affiliated groups) to the extent that such obligations are the result of the income of the Borrowers and their Subsidiaries being attributed to such Persons for tax purposes.

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

                  (b) accrued dividends in respect of the Existing Preferred Members' Interest, provided that no such Restricted Payment shall be declared or paid by the Borrowers if a Default or Event of Default has occurred and is continuing or will occur as a result of such declaration or payment.

                  (c) Restricted Payments the aggregate amount of which does not exceed Consolidated Net Income, beginning on January 1, 2003, calculated at the time of each such Restricted Payment, provided that no such Restricted Payment shall be declared or paid by the Borrowers if a Default or Event of Default has occurred and is continuing or will occur as a result of such declaration or payment.

                  (d) Restricted Payments consisting of the acquisition of existing Capital Stock to the extent necessary to consummate a Permitted Refinancing.

                                   SECTION 9.

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. A Borrower shall: (i) default in the payment when due of any principal amount of any of the Loans or of any reimbursement obligation arising from drawings under any Letters of Credit; or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by a Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been untrue in any material respect on the date as of which it was deemed to have been made.

                  (c)      Covenants. A Borrower shall:

                           (i) default in the due performance or observance of any term, covenant or agreement contained in Section 7.1(e), 7.8, 7.10, 7.11, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 and 8.7.

                           (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of (A) a Responsible Officer of either Borrower becoming

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

                  aware of such default or (B) notice of such default is given by the Agent or a Lender to either Borrower.

                  (d) Credit Documents. Any Credit Document shall fail to be in full force and effect or a Borrower shall so assert or any Credit Document shall fail to give the Agent and/or the Lenders the rights, powers and privileges purported to be created thereby.

                  (e) Bankruptcy, etc. The occurrence of any of the following with respect to a Borrower or a Material Subsidiary (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or a Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of a Borrower or a Material Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against a Borrower or a Material Subsidiary and such petition remains unstayed and in effect for a period of 90 consecutive days; or (iii) a Borrower or a Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) a Borrower or a Material Subsidiary shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (f) Defaults under Other Agreements. With respect to any Indebtedness, including any Off Balance Sheet Indebtedness, in excess of $100,000,000 (other than Indebtedness outstanding under this Credit Agreement) of a Borrower or any Material Subsidiary, such Borrower or such Material Subsidiary shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness or fail to timely pay such Indebtedness when due, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition in this clause (B) is to cause any such Indebtedness to become due prior to its stated maturity.

                  (g) Judgments. One or more judgments, orders, or decrees shall be entered against a Borrower or a Material Subsidiary involving a liability of $50,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (i) the last day on which such judgment, order or decree becomes final and unappealable and, where applicable, with the status of a judicial lien or (ii) 45 days.

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

                  (h)      ERISA. The occurrence of:

                           (i) any of the following events or conditions which could result in a liability of a Borrower or an ERISA Affiliate of $25,000,000 or more in the aggregate: (A) any "accumulated funding deficiency," as such term is defined in
                  Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; or (B) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which would be reasonably expected to subject a Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                           (ii) any of the following events or conditions which could result in a liability of a Borrower or an ERISA Affiliate of $50,000,000 or more in the aggregate: (A) a Termination Event shall occur with respect to a Single Employer Plan which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; or (B) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan which is, in the reasonable opinion of the Agent, likely to result in (x) the termination of such Plan for purposes of Title IV of ERISA, or (y) a Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of
                  Section 4245 of ERISA) of such Plan.

                  (i) Change of Control. The occurrence of any Change of Control.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders (or the Lenders as may be required hereunder), the Agent may, with the consent of the Required Lenders, and shall, upon the request and direction of the Required Lenders, by written notice to the Borrowers take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrowers, except as otherwise specifically provided for herein:

                           (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                           (ii) Acceleration of Loans and Letters of Credit. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Borrower to any of the

                  Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                           (iii) Cash Collateral. Direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately pay) to the Issuing Lender additional cash, to be held by the Issuing Lender, for the benefit of the Lenders, in a cash collateral account as security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                           (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders and the Agent hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provision of this Credit Agreement, after the occurrence of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent and the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

                  SECOND, to payment of any fees owed to the Agent, or any Lender, pro rata as set forth below;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

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

                  FOURTH, to the payment of the outstanding principal amount of the Loans and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata, as set forth below;

                  FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

                  SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations), of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH", "FIFTH" and "SIXTH" above in the manner provided in this
Section 9.3.

                                   SECTION 10.

                                AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints JPMorgan Chase Bank, as agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and the Borrowers shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for a Borrower. All institutions acting as a Co-Syndication Agent or

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

Co-Documentation Agent hereunder shall have no obligations in such capacity under the Credit Documents.

         10.2     DELEGATION OF DUTIES.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by a Borrower contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of a Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by a Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of a Borrower to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of a Borrower. The Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first

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

be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrowers referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and made its own decision to make its Extensions of Credit hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.7     INDEMNIFICATION.

         Each Lender agrees to indemnify the Agent (including for purposes of this Section 10.7 the Agent in its capacity as Issuing Lender) in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages,

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

penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment in full of the Borrowers Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.7 shall survive the payment of the Borrowers Obligations and all other amounts payable hereunder and under the other Credit Documents and the termination of the Commitments.

         10.8     AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not Agent hereunder. With respect to the Loans made, Letters of Credit issued and all Borrowers Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9     SUCCESSOR AGENT.

         The Agent may, at any time, resign upon 30 days written notice to the Lenders and the Borrowers. Upon any such resignation, the Borrowers with the consent of the Required Lenders (such consent of the Required Lenders not to be unreasonably withheld or delayed) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or qualifies as an Eligible Assignee (or if no Eligible Assignee shall have been so appointed by the retiring Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Agent hereunder until such time, if any, as a successor Agent shall have been appointed and shall have accepted such appointment as provided for above). Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

                                   SECTION 11.

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of a Borrower against obligations and liabilities of such Borrower to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.

         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except as set forth in Section 2.10, a Borrower may not assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that:

                           (i) each such assignment shall be to an Eligible Assignee;

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

                           (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) and an integral multiple of $1,000,000 in excess thereof; and

                           (iii) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $3,500.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights (except those rights hereunder which by their terms expressly survive) and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 4.4.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assigning Lender and such assignee represents and warrants that it is legally authorized to enter into such assignment agreement;
(D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment, its Notes and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 4.1 through 4.4, inclusive, but shall not be entitled to receive any amount greater than such Lender would have been able to receive, and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

                  (f) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Subject to Section 11.17, any Lender may furnish any information concerning the Borrowers in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES, ETC.

         The Borrowers agree to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Davis, Polk & Wardwell, special counsel to the Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Credit Agreement, (ii) pay all reasonable out-of-pocket costs and expenses of the Agent and each Lender in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders (including the allocated cost of internal counsel)) and (B) any bankruptcy or insolvency proceeding of a Borrower and (iii) indemnify the Agent and each Lender, their respective Affiliates and the respective officers, directors, employees, representatives and agents of the foregoing from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel and settlement costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement, nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrowers; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the Maturity Date or the Term Out Maturity Date, or postpone or extend the time for any payment or prepayment of principal (except pursuant to Section 3.3(b)) or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                  (b) reduce the rate or extend the time of payment of interest thereon or fees or other amounts payable hereunder;

                  (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                  (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) except as permitted by Section 2.10, consent to the assignment or transfer by a Borrower of any of its rights and obligations under (or in respect of) the Credit Documents or release a Borrower from its obligations under the Credit Documents;

                  (f)      amend, modify or waive any provision of this Section
         11.6 or Section 3.6, 3.8, 5.2, 9.1(a), 11.2, 11.3 or 11.5; or

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

No provision of Section 10 may be amended or modified without the consent of the Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrowers to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the

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

same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that (a) a Lender's Commitment may not be increased without its consent whether or not it is a Defaulting Lender and (b) all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender.

         11.10    SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND
                  WARRANTIES.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11    GOVERNING LAW; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Borrower in any other jurisdiction.

                  (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably

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

         waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12    WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Borrower agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated hereby or by the other Credit Documents.

         11.13    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.14    FURTHER ASSURANCES.

         Each Borrower agrees, upon the request of the Agent, to promptly take such actions, as reasonably requested, as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

         11.15    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16    BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrowers, the Agent and the Lenders, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and permitted assigns.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Borrowers Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon such termination, the Borrowers shall have no further obligations (other than those provisions that expressly survive the termination thereof) under the Credit

         Documents; provided that should any payment, in whole or in part, of the Borrowers Obligations be rescinded or otherwise required to be restored or returned by the Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Agent or any Lender in connection therewith shall be deemed included as part of the Borrowers Obligations.

         11.17    CONFIDENTIALITY.

         The Agent and each Lender will keep any information delivered or made available by the Borrowers pursuant to this Credit Agreement confidential from anyone other than persons employed or retained by the Agent or such Lender and its Affiliates who are engaged in evaluating, approving, structuring or administering this Credit Agreement; provided that the Agent and the Lenders shall be entitled to disclose such information (a) to any other Lender or to the Agent, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority, (d) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Lender prohibited by this Agreement, (e) in connection with any litigation to which the Agent, any Lender or its subsidiaries or parent may be a party, (f) to the extent necessary in connection with the exercise of any remedy under this Agreement, (g) to such Lender's or Agent's legal counsel and independent auditors and (h) subject to provisions substantially similar to this Section 11.17, to any actual or proposed participant or assignee.

         Notwithstanding the foregoing provisions of this Section 11.17, the Borrower, the Agent and each Lender (each a "PARTY") (and each of their respective, and their respective affiliates', employees, officers, directors, representatives, advisors and agents) may disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the regulations promulgated thereunder) of this Credit Agreement and the transactions contemplated hereby (the "TAX RELATED INFORMATION") and all materials of any kind (including opinions or other tax analyses) provided to any Party with respect to the Tax Related Information, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. The Parties acknowledge and agree that the disclosure of the Tax Related Information is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each Party acknowledges and agrees that it does not know or have reason to know that its use or disclosure of the Tax Related Information is limited in any other manner (such as where the Tax Related Information is claimed to be proprietary or exclusive) for the benefit of any other Person. The provisions of this paragraph supersede any confidentiality obligation of the Parties relating to the Tax Related Information under any other agreement between or among one or more of the Parties hereto, and the Parties agree that any such confidentiality obligation shall be deemed void ab initio; provided, that each Party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Tax Related Information, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under
Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

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                                       66

     Signature Page to Duke Energy Field Services 364-Day Credit Agreement

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:
                                        DUKE ENERGY FIELD SERVICES, LLC,
                                          a Delaware limited liability company

                                        By:  /s/ Thomas E. Long
                                            ------------------------------------
                                            Name:  Thomas E. Long
                                            Title: Vice President and Treasurer

                                        DUKE ENERGY FIELD SERVICES CORPORATION,
                                          a Delaware corporation

                                        By:  /s/ Thomas E. Long
                                            ------------------------------------
                                            Name:  Thomas E. Long
                                            Title: Vice President and Treasurer

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

LENDERS:
                                        JPMORGAN CHASE BANK, individually in its
                                          capacity as a Lender and in its
                                          capacity as Agent

                                        By:  /s/ Thomas T. Hou
                                            ------------------------------------
                                            Name:  Thomas T. Hou
                                            Title: Vice President

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        ABN AMRO BANK N.V.

                                        By:  /s/ John J. Mack
                                            ------------------------------------
                                            Name:  John J. Mack
                                            Title: Senior Vice President

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        THE BANK OF NOVA SCOTIA

                                        By:  /s/ A. S. Norsworthy
                                            ------------------------------------
                                            Name:  A. S. Norsworthy
                                            Title: Senior Manager

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                        By:  /s/ J. William Rhodes
                                            ------------------------------------
                                            Name:  J. William Rhodes
                                            Title: Vice President

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        BANK ONE, N.A. (MAIN OFFICE - CHICAGO)

                                        By:  /s/ George R. Schanz
                                            ------------------------------------
                                            Name:  George R. Schanz
                                            Title: Managing Director

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        CITIBANK

                                        By:  /s/ J. Nicholas McKee
                                            ------------------------------------
                                            Name:  J. Nicholas McKee
                                            Title: Managing Director

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        CREDIT SUISSE FIRST BOSTON

                                        By:  /s/ Brian T. Caldwell
                                            ------------------------------------
                                            Name:  Brian T. Caldwell
                                            Title: Director

                                        By:  /s/ Thomas R. Cantello
                                            ------------------------------------
                                            Name:  Thomas R. Cantello
                                            Title: Vice President

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        THE ROYAL BANK OF SCOTLAND PLC

                                        By:  /s/ Keith Johnson
                                            ------------------------------------
                                            Name:  Keith Johnson
                                            Title: Senior Vice President

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        SUNTRUST BANK

                                        By:  /s/ Joseph M. McCreery
                                            ------------------------------------
                                            Name:  Joseph M. McCreey
                                            Title: Vice President

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        UBS AG, CAYMAN ISLANDS BRANCH

                                        By:  /s/ Wilfred V. Saint
                                            ------------------------------------
                                            Name:  Wilfred V. Saint
                                            Title: Associate Director

                                        By:  /s/ Thomas R. Salzano
                                            ------------------------------------
                                            Name:  Thomas R. Salzano
                                            Title: Director

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        WACHOVIA BANK, N.A.

                                        By:  /s/ Rotcher Watkins
                                            ------------------------------------
                                            Name:  Rotcher Watkins
                                            Title: Managing Director

      Signature Page to Duke Energy Field Services 364-Day Credit Agreement

                                        WELLS FARGO BANK, N.A.

                                        By:  /s/ Todd Stornetta
                                            ------------------------------------
                                            Name:  Todd Stornetta
                                            Title: Vice President